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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------


                                    Form 8-K
              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                  ------------

                          JULY 23, 2001 (JULY 20, 2001)
               (DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED))


                               CENDANT CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


           DELAWARE                   1-10308                   06-0918165
(STATE OR OTHER JURISDICTION    (COMMISSION FILE NO.)        (I.R.S. EMPLOYER
     OF INCORPORATION OR                                  IDENTIFICATION NUMBER)
       ORGANIZATION)


      9 WEST 57TH STREET
         NEW YORK, NY                                            10019
  (ADDRESS OF PRINCIPAL EXECUTIVE)                            (ZIP CODE)



                                 (212) 413-1800
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                                      NONE
       (FORMER NAME, FORMER ADDRESS AND FORMER FISCAL YEAR, IF APPLICABLE)






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ITEM 5.  OTHER EVENTS

       EXCEPT AS EXPRESSLY INDICATED OR UNLESS THE CONTEXT OTHERWISE REQUIRES, "CENDANT", "WE", "OUR", OR "US" MEANS CENDANT CORPORATION, A DELAWARE CORPORATION, AND ITS SUBSIDIARIES.

            On July 20, 2001, we announced the terms of a public offering of $750 million of Upper DECS(SM) consisting of senior notes and forward purchase contracts to purchase our common stock. Pursuant to the forward purchase contracts, we will issue common stock in August 2004. The net proceeds from this offering will be used for general corporate purposes including acquisitions.

            The senior notes will bear interest at an annual rate of 6.75% and the forward purchase contracts have an annual interest rate of 1.0%, payable quarterly in years one through three. The senior notes have a five-year maturity and the interest rate in years four and five will be based on a remarketing at the time the forward purchase contracts mature. The forward purchase contracts call for the holder to purchase the minimum of 1.7593 shares and a maximum of
2.3223 shares of Cendant common stock per Upper DECS (SM) based upon the average of the closing price per share of Cendant common stock for a 20 consecutive day trading period ending in mid August 2004. This represents a maximum common stock purchase price of $28.42 per share or a 32% premium to the $21.53 closing price of Cendant common stock on July 19, 2001.

            A registration statement related to this offering has been filed with the Securities and Exchange Commission and has become effective. Salomon Smith Barney will be sole underwriter of the offering. We have granted the underwriters an option for up to an additional $112.5 million of Upper DECS(SM) to cover over-allotments, if any.


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                                    SIGNATURE

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    CENDANT CORPORATION



                                    BY:  /s/ Eric J. Bock
                                      ------------------------------------
                                          Eric J. Bock
                                          Senior Vice President, Law
                                          and Secretary

Date:  July 23, 2001